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                                   EXHIBIT 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS





We consent to the incorporation by reference in the registration statement of The Monarch Machine Tool Company and Subsidiaries on Form S-8 (File No. 2-92311) of our report dated February 13, 1996, on our audits of the consolidated financial statements and financial statement schedule of The Monarch Machine Tool Company and Subsidiaries as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND L.L.P.


Dayton, Ohio
March 27, 1996





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